UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 15, 2005

CINEMARK USA, INC.

(Exact name of registrant as specified in charter)

TEXAS (State or Other Jurisdiction of Incorporation)	33-47040 (Commission File Number)	75-2206284 (IRS Employer Identification No.)

3900 DALLAS PARKWAY, SUITE 500
PLANO, TEXAS 75093
(Address and Zip Code of Principal Executive Offices)

972-665-1000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 4a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 1.01 Entry into a Material Definitive Agreement.

As described in Item 8.01 below of this Current Report on Form 8-K, on July 15, 2005, Cinemark USA, Inc.’s wholly-owned subsidiary, Cinemark Media, Inc., entered into a Contribution Agreement and an Amended and Restated Operating Agreement relating to its investment in National CineMedia, LLC, a joint venture recently formed between Regal CineMedia Corporation and National Cinema Network, Inc. The disclosures in Item 8.01 with respect to the Contribution Agreement and the Amended and Restated Operating Agreement are incorporated herein by reference.

Item 8.01 Other Events

On March 29, 2005, Regal Entertainment Group and AMC Entertainment, Inc. combined the operations of Regal’s wholly-owned subsidiary, Regal CineMedia Corporation (RCM), and AMC’s subsidiary, National Cinema Network, Inc. (NCN), into a new joint venture company known as National CineMedia, LLC. National CineMedia focuses on the marketing and sale of cinema advertising and promotions products; business communications and training services; and the distribution of digital alternative content. On July 15, 2005, Cinemark Media, Inc. entered into a Contribution Agreement with National CineMedia pursuant to which Cinemark Media contributed cash in exchange for the issuance of certain units by National CineMedia. As a result of the contribution, Cinemark Media will own approximately 20.7% of the Class A Units of National CineMedia. National CineMedia will provide advertising and event services to Cinemark’s, AMC’s and Regal’s theatres.

As part of the transaction, Cinemark Media entered into a number of ancillary documents, including an Amended and Restated Limited Liability Company Operating Agreement which sets forth the respective rights and obligations of the members of National CineMedia. The Amended and Restated Operating Agreement provides that the Board of Directors of National CineMedia will consist of ten members including three directors designated by Cinemark Media, three directors designated by NCN and three directors designated by Regal CineMedia Holdings, and the tenth director will be the Chairman and Chief Executive Officer of National CineMedia. The Amended and Restated Operating Agreement also provides that all actions of National CineMedia’s Board of Directors require the vote of nine directors.

Cinemark USA, Inc. and National CineMedia entered into an Exhibitor Services Agreement pursuant to which National CineMedia will provide advertising, promotion and event services to Cinemark’s theatres. In addition, Cinemark USA, Inc. and National CineMedia entered into a Software License Agreement in connection with the licensing of certain software and related rights. Throughout the remainder of 2005, National CineMedia will only be selling certain lobby marketing and promotion products, business meetings and digital programming as Cinemark USA, Inc. fulfills its existing cinema advertising contractual commitments.

Item 9.01 Financial Statements and Exhibits

(a) None

(b) None

(c) Exhibit 99.1 July 18, 2005 Press Release, furnished solely for purposes of incorporation by reference to Item 9.01 herein.

[SIGNATURE PAGE FOLLOWS]

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CINEMARK USA, INC.
Date: July 18, 2005	By:	/s/Michael D. Cavalier
		Name:	Michael D. Cavalier
		Title:	Vice President - General Counsel

EXHIBIT INDEX

     The exhibits below are numbered in accordance with the Exhibit Table of Item 601 of Regulation 8-K.

Exhibit No.	Description of Exhibit

99.1	Press Release of Cinemark USA, Inc. dated July 18, 2005